SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2014

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Commission File Number 0-51331

Maryland    75-3199276
(State or Other Jurisdiction    (I.R.S. Employer
of Incorporation)    Identification No.)
15W060 North Frontage Road, Burr Ridge, Illinois 60527
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
BankFinancial, F.S.B. (the "Bank"), a subsidiary of BankFinancial Corporation (the "Company"), and Christa N. Calabrese, a “Named Executive Officer” (as defined by Item 402(a)(3) of Securities and Exchange Commission Regulation S-K), have entered into a Retirement Agreement concerning her retirement as President, Northern Region Commercial Banking of the Bank, effective at 11:59 p.m. Chicago, Illinois Time on March 31, 2014 (the “Effective Time”). The Board of Directors of the Bank approved the Retirement Agreement and a related Consulting Agreement on March 27, 2014.
The Retirement Agreement provides that, at the Effective Time, Ms. Calabrese’s amended and restated employment agreement with the Bank dated May 6, 2008 will terminate, and she will cease to be an officer and employee of the Bank. In recognition of Ms. Calabrese’s contributions to the Bank’s asset quality performance during her tenure as President, Northern Region Commercial Banking, and as separate supplemental consideration for a general release of claims and waiver of rights, Ms. Calabrese will receive a special retirement bonus in the amount of $120,000. Ms. Calabrese’s participation in all compensation and other benefit plans will cease at the Effective Time. Certain of the restrictions set forth in Ms. Calabrese’s amended and restated employment agreement with the Bank will remain in effect following its termination, including non-competition, non-solicitation, cooperation and confidentiality covenants. The non-competition covenant has been modified through the Retirement Agreement to extend the restricted period to 24 months.
Ms. Calabrese has agreed to perform consulting services for the Bank for a period of 12 months after the Effective Time in accordance with the terms of a Consulting Agreement between her and the Bank dated March 31, 2014. The Bank, in its sole discretion, may offer to extend the term of the Consulting Agreement for an additional 6 months. The consulting services that Ms. Calabrese is required to provide under the Consulting Agreement include assistance with commercial lending operations, commercial loans, deposit servicing, pre-purchase due diligence and other matters assigned by the Bank. The Consulting Agreement provides for a maximum of 60 hours of consulting services per month during the first 12 months. The Bank will pay Ms. Calabrese a monthly consulting fee of $11,000 during the first twelve months for these consulting services. If the Bank offers to extend the term of the Consulting Agreement for an additional 6 months, Ms. Calabrese will be compensated for her consulting services during the 6 month period at the rate of $195 per hour.
Copies of the Bank’s Retirement Agreement and Consulting Agreement with Ms. Calabrese are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein. The foregoing summary is qualified in its entirety by the full text of the above Retirement Agreement and Consulting Agreement.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.    Description
10.1    Retirement Agreement dated as of March 31, 2014, between BankFinancial, F.S.B. and Christa N. Calabrese
10.2    Consulting Agreement dated as of March 31, 2014, between BankFinancial, F.S.B. and Christa N. Calabrese

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	April 2, 2014	BANKFINANCIAL CORPORATION
		By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	Retirement Agreement dated as of March 31, 2014, between BankFinancial, F.S.B. and Christa N. Calabrese

10.2	Consulting Agreement dated as of March 31, 2014, between BankFinancial, F.S.B. and Christa N. Calabrese